                                                                     EXHIBIT 4.8

                                SECOND AMENDMENT

         This Second Amendment (this "Agreement"), dated as of November 2, 1998, is among BankBoston, N.A. ("BKB"), Citicorp Del-Lease, Inc. ("Citicorp"), Erste Bank Der Oesterreichischen Sparkassen AG ("Erste Bank"), First Source Financial LLP ("FSF") and Union Planters Bank ("UP") (Citicorp, Erste Bank, FSF and UP collectively, "the New Lenders"), the Borrowers referred to below, the Lenders to the Credit Agreement (as hereinafter defined) and BankBoston, N.A. in its capacity as administrative agent (the "Administrative Agent") for the Lenders referred to below. All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement. References in the Credit Agreement to the Total Commitment and Term Loan shall be deemed to refer to the Total Commitment and Term Loan as amended hereby.

         WHEREAS, NationsRent, Inc. (the "Parent"), its Subsidiaries (collectively with the Parent, the "Borrowers"), BKB and the other lending institutions listed on SCHEDULE 1 thereto (collectively, the "Lenders"), the Administrative Agent, LaSalle National Bank as documentation agent for the Lenders and Fleet Bank, N.A. and NationsBank, N.A. as co-agents for the Lenders are parties to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 24, 1998 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement");

         WHEREAS, the Administrative Agent wishes to reallocate the aggregate dollar amounts of the Commitments and the Term Loan;

         WHEREAS, each of the New Lenders wishes to become a party to the Credit Agreement, and has agreed to provide Loans and otherwise extend credit to the Borrowers in the amounts as more specifically described on SCHEDULE 1 attached hereto;

         WHEREAS, BKB (the "Assigning Lender") wishes to assign a certain percentage to its rights and obligations in the Loans under the Credit Agreement to Citicorp, Erste Bank, FSF and UP (such New Lenders are referred to as "Assignee Lenders"), and each of the Assignee Lenders wishes to accept an assignment of a certain percentage of the Assigning Lender's rights and obligations in its Commitment and portion of its Term Loan;

         WHEREAS, the parties to this Amendment wish to make conforming and certain other changes to the Credit Agreement, as requested by the New Lenders;

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. AMENDMENT TO LOAN DOCUMENTS.

         (a) The definitions under Section 1.1 of the Credit Agreement are hereby amended as follows:

         (i) The definition of "Security Documents" is hereby amended by inserting the words "the Omnibus Amendment to Security Documents dated as of June 29, 1998," immediately following the phrase "Omnibus Security Amendment".

         (ii) The definition of "Term Loan" is hereby amended by inserting the phrase " , which amount is reduced to $161,000,000" at the end of the sentence thereof.

         (b) Section 2.1 of the Credit Agreement is hereby amended by deleting the number "$260,000,000" and substituting in lieu thereof the number "$274,000,000".

         (c) Section 2.2.2 of the Credit Agreement is hereby amended by deleting the phrase "$265,000,000 hereunder" and substituting in lieu thereof the phrase "$279,000,000, as such amount may be further adjusted pursuant to
Section 2 of the Amendment No. 1 and Consent to the Second Amended and Restated Revolving Credit and Term Loan Agreement".

         (d) Section 2.2.2 of the Credit Agreement is further hereby amended by adding the following sentence at the end of the section:

         "Notwithstanding any of the foregoing, the sum of the Total Commitment and Term Loan shall not in any event exceed $440,000,000."

         (e) Section 3.1 of the Credit Agreement is hereby amended by adding the following phrase at the end of the sentence immediately before the period:
"which amount is reduced to $161,000,000".

         (f) SCHEDULE 1 of the Credit Agreement is hereby amended by replacing in lieu thereof SCHEDULE 1 attached hereto.

         (g) Section 3.6.2 is hereby amended by adding the following sentence at the end of the subsection:

                  "In the event that the Borrowers fail to give the Administrative Agent notice with respect to the continuation of any Eurodollar Loan hereunder within three (3) days prior to the expiration of the Interest Period relating thereto, then such Eurodollar Loan shall be converted to a Eurodollar Loan with an interest period of one (1) month at the end of the then expiring Interest Period relating thereto."

         (h) Section 15.8 is hereby amended by deleting the phrase "including any expenses" in the parenthetical immediately following the word "expenses" on the fifth line thereto.

         (i) Section 15.8 is hereby amended by deleting the word
"Administrative" after the word "Documentation" on the tenth line thereto.

         (j) Section 18.1 is hereby amended by deleting the phrase ", in the case of the Parent," after the words "which consent" in clause (i) thereto.

         (k) Section 21.2 is hereby amended by replacing the word "banking" with the words "commercial lending" immediately following the words "safe and sound" on the fifth line thereto.

         (l) On the first page of the Omnibus Amendment No. 2 to Security Documents, in the last clause beginning with the words "Whereas, the Borrowers, BankBoston, N.A. and certain lending institutions", the words "an Amendment No. 1" is hereby deleted and replaced with the words "a Joinder and Commitment Increase Agreement dated as of July 15, 1998".

         2. REALLOCATION OF LOANS. Pursuant to Section 2 of the Amendment No. 1 and Consent to the Credit Agreement, dated as of October 9, 1998 (the "Amendment 1"), among the Borrowers, the Lenders and the Administrative Agent, the Administrative Agent hereby reallocates the aggregate dollar amounts of the Commitments and the Term Loan such that the Total Commitment shall be equal to $274,000,000 and the Term Loan shall be equal to $161,000,000. BkB hereby assigns part of its Commitment and portions of its Term Loan as further described in Section 4 below and on SCHEDULE 1 attached hereto.

         3. CONSENT TO ASSIGNMENT TO CREDIT AGREEMENT. The Administrative Agent and each of the Borrowers hereby consent to the addition of each of the New Lenders as a Lender hereunder such that, after giving effect hereto and as of the Effective Date, each New Lender shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender thereunder.

         4. ASSIGNMENT AND ACCEPTANCE. (a) For the purposes of the assignments contemplated herein, the provisions of ss.18.1 of the Credit Agreement, including, but not limited to, the requirement of an Assignment and Acceptance, are hereby waived, and the parties hereto hereby consent and agree to such assignments.

         (b) The Assigning Lender hereby assigns to each of the Assignee Lenders, and each such Assignee Lender hereby purchases and assumes without recourse to the Assigning Lender, a certain dollar interest in and to all of the Assigning Lender's rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, such dollar interest in the Assigning Lender's Commitment and portion of the Term Loan as in effect on the Effective Date, and the outstanding interest in any Revolving Credit Loans, Commitment and Term Loan owing to the Assigning Lender on the Effective Date, (such interest being hereinafter referred to as the "Assigned Portion") such that, after giving effect to the assignments contemplated hereby and as of the Effective Date, the respective Commitment, Commitment Percentages, Term Loan and Term Loan Percentages of the Assigning Lender and each of the Assignee Lenders shall be as set forth on SCHEDULE 1 hereto and the Assigning Lender and each of the Assignee Lenders shall have that percentage interest in the outstanding Revolving Credit Loans and Term Loan. Notwithstanding any term or provision of ss.18 of the Credit Agreement to the contrary, the execution and delivery hereof by the Assigning Lender, each of the Assignee Lenders, the Administrative Agent and the Borrowers shall constitute an Assignment and Acceptance delivered in accordance with the Credit Agreement and shall be effective in respect of the assignments contemplated hereby.

         (c) The Assigning Lender (i) represents and warrants that as of the date hereof, its Commitment and portion of the Term Loan is sufficient to give effect to this Assignment and Acceptance; (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto.

         (d) Each New Lender (i) represents and warrants that (A) it is duly and legally authorized to enter into this Agreement, (B) the execution, delivery and performance of this Agreement does not conflict with any provision of law or of the charter or by-laws of such New Lender, or of any agreement binding on such New Lender, and (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Agreement, and to render the same the legal, valid and binding obligation of such New Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) acknowledges and agrees that, if applicable, it has made arrangements with the Administrative Agent satisfactory to such New Lender with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         5. ISSUANCE OF NOTES. Erste Bank requests that the Borrowers issue a new Revolving Credit Note payable to Erste Bank in the principal amount of $4,000,000, and a new Term Note payable to Erste Bank in the principal amount of $8,000,000. UP requests that the Borrowers issue a new Revolving Credit Note payable to UP in the principal amount of $10,000,000. Citicorp requests that the Borrowers issue a new Term Note payable to Citicorp in the principal amount of $25,000,000. FSF requests that the Borrowers issue a new Term Note payable to FSF in the principal amount of $12,500,000. BKB requests that the Borrowers issue a Second Amended and Restated Term Note payable to BKB in the principal amount of $106,500,000. BKB agrees to return its Amended and Restated Term Note dated as of October 29, 1998 to the Borrowers upon its receipt of the new Second Amended and Restated Term Note. BKB, the New Lenders and each of the Borrowers agree that the Notes delivered pursuant to this ss.5, each dated as of the Effective Date payable to the order of BKB and each of the New Lenders in the principal amount of the Commitment or Term Loan set forth opposite each Lender on SCHEDULE 1 to the Credit Agreement as amended hereby, and as attached hereto, shall be deemed to be "Notes" under the Credit Agreement.

         Section 6. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be conditioned upon the satisfaction of the following conditions precedent:

         Section 6.1. DELIVERY OF DOCUMENTS.

         (a) The Borrowers shall have delivered to the Administrative Agent, contemporaneously with the execution hereof, the following, in form and substance satisfactory to the Administrative Agent:

         (i) this Agreement signed by each Borrower;

         (ii) Notes signed by each Borrower and issued to the Assigning Lender or New Lender, as the case may be, in the amount of such Lender's Commitment or Term Loan;

         (iii) certified copies of the resolutions of the Borrowers approving this Agreement, the Notes in favor of each Lender referred to in clause (ii) above and the other documents referred to herein; and

         (b) BKB, each New Lender, the Lenders and the Administrative Agent shall have delivered to the Administrative Agent this Agreement, signed by each such Lender.

         (c) The Administrative Agent, BkB and each of the Lenders whose Notes are replaced, suspended or amended as a result of the issuance of the new Notes pursuant to Section 6.1 hereof (the "Old Notes") shall cancel such Old Notes and return the original executed Old Notes to the Parent.

         Section 6.2. LEGALITY OF TRANSACTION. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Agreement is to become effective (a) for the Administrative Agent or any Lender to perform any of its obligations under any of the Loan Documents or (b) for any Borrower to perform any of its agreements or obligations under any of the Loan Documents.

         Section 6.3. PERFORMANCE. The Borrowers shall have duly and properly performed, complied with all terms and conditions contained in the Loan Documents required to be performed or complied with by it on or prior to the date this Agreement is to become effective. No event shall have occurred on or prior to the date this Agreement is to become effective and be continuing, and no condition shall exist on the date this Agreement is to become effective which constitutes a Default or Event of Default under any of the Loan Documents.

         Section 6.4. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Agreement and all instruments and documents incidental thereto shall be in the form and substance reasonably satisfactory to the Administrative Agent and its counsel and the Administrative Agent and such counsel shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent or any Lender shall have reasonably requested.

         Section 6.5. FUNDING ARRANGEMENTS. The Lenders and the Administrative Agent shall have made such arrangements among themselves as shall be necessary to provide that each Lender shall hold its Commitment Percentage or Term Loan Percentage of outstanding Loans after giving effect to this Agreement.

         Section 7. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lenders as follows:

         (a) The representations and warranties of such Borrower contained in the Credit Agreement, as amended hereby, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true when made and continue to be true on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties related solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing;

         (b) The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower; (ii) have been duly authorized by all necessary corporate proceedings on the part of such Borrower; (iii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, (iv) do not conflict with any provision of the corporate charter or bylaws of such Borrower, and (v) do not conflict with any provision of any agreement or other instrument binding upon such Borrower in a manner which is reasonably likely to have a materially adverse effect on the Borrowers taken as a whole; and

         (c) This Agreement, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

         (d) The Borrowers hereby confirm that the increase of the Total Commitment to $274,000,000 and the reduction of the Term Loan to $161,000,000 is not prohibited by the terms of the Subordinated Debt.

         8. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in ss.6, the effective date for this Agreement shall be November 2, 1998 (the "Effective Date"). Following the execution of this Agreement, the addition of the New Lenders shall be recorded in the Register by the Administrative Agent. SCHEDULE 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the new SCHEDULE 1 annexed hereto.

         9. RIGHTS UNDER CREDIT AGREEMENT. Upon the Effective Date, each New Lender shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder.

         10. GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, BKB, the Lenders, the Borrowers and the Administrative Agent have duly executed this Agreement as of the date first above written.


                                       BANKBOSTON, N.A.,
                                       individually and as Administrative Agent

                                       By: /s/ Timothy M. Laurion
                                           ------------------------------------
                                            Timothy M. Laurion, Director


                                       CITICORP DEL-LEASE, INC.

                                       By: /s/ Daniel Krenicki, Jr.
                                           ------------------------------------
                                            Name: Daniel Krenicki, Jr.
                                            Title: Vice President


                                       ERSTE BANK DER OESTERREICHISCHEN
                                       SPARKASSEN, AG

                                       By: /s/ John S. Runnion
                                           ------------------------------------
                                            Name: John S. Runnion
                                            Title: First Vice President

                                       By: /s/ John Fay
                                           ------------------------------------
                                            Name: John Fay
                                            Title: Assistant Vice President

                                       FIRST SOURCE FINANCIAL LLP,
                                       BY FIRST SOURCE FINANCIAL, INC., ITS
                                       AGENT/ MANAGER

                                       By: /s/ John P. Thacker
                                           ------------------------------------
                                            Name: John P. Thacker
                                            Title: Senior Vice President


                                       UNION PLANTERS BANK

                                       By: /s/ Tom Thureson
                                           ------------------------------------
                                            Name: Tom Thureson
                                            Title: Vice President

                                       LASALLE NATIONAL BANK,
                                       individually and as Documentation Agent

                                       By: /s/ Beth S. Yura
                                           ------------------------------------
                                            Name: Beth S. Yura
                                            Title: Vice President


                                       THE FIFTH THIRD BANK OF COLUMBUS

                                       By: /s/ Stephen S. Brooks
                                           ------------------------------------
                                            Name: Stephen S. Brooks
                                            Title: Vice President


                                       NATIONSBANK, N.A.,
                                       individually and as Co-Agent

                                       By: /s/ Michael Cooney
                                           ------------------------------------
                                            Name: Michael Cooney
                                            Title: Vice President


                                       FLEET BANK, N.A.,
                                       individually and as Co-Agent

                                       By: /s/ Christopher Mayrose
                                           ------------------------------------
                                            Name: Christopher Mayrose
                                            Title: Vice President


                                       HUNTINGTON NATIONAL BANK

                                       By: /s/ Mark A. Scurci
                                           ------------------------------------
                                            Name: Mark A. Scurci
                                            Title: Vice President


                                       COMERICA BANK

                                       By: /s/ Dan M. Roman
                                           ------------------------------------
                                            Name: Dan M. Roman
                                            Title: Vice President

                                       NATIONAL CITY BANK

                                       By: /s/ Andrew J. Walshaw
                                           ------------------------------------
                                            Name: Andrew J. Walshaw
                                            Title: Vice President


                                       DEUTSCHE BANK A.G., NEW YORK AND/OR
                                       CAYMAN ISLAND BRANCH

                                       By: /s/ Jean M. Hannigan
                                           ------------------------------------
                                            Name: Jean M. Hannigan
                                            Title: Vice President

                                       By: /s/ Susan L. Pearson
                                           ------------------------------------
                                            Name: Susan L. Pearson
                                            Title: Director


                                       FIRST UNION NATIONAL BANK

                                       By: /s/ Frederick W. Price
                                           ------------------------------------
                                            Name: Frederick W. Price
                                            Title: Senior Vice President


                                       USTRUST

                                       By: /s/ Errin Siagel
                                           ------------------------------------
                                            Name: Errin Siagel
                                            Title: Vice President


                                       BANKERS TRUST COMPANY

                                       By: /s/ Patricia Hogan
                                           ------------------------------------
                                            Name: Patricia Hogan
                                            Title: Principal

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By: /s/ Brian E. Miner
                                           ------------------------------------
                                            Name: Brian E. Miner
                                            Title: Risk Manager

                                       THE BORROWERS:

                                       NATIONSRENT, INC.
                                       NATIONSRENT OF ALABAMA, INC.
                                       NATIONSRENT OF FLORIDA, INC.
                                       NATIONSRENT OF GEORGIA, INC.
                                       NATIONSRENT OF INDIANA, INC.
                                       NATIONSRENT OF KENTUCKY, INC.
                                       NATIONSRENT OF LOUISIANA, INC.
                                       NATIONSRENT OF MICHIGAN, INC.
                                       NATIONSRENT OF OHIO, INC.
                                       NATIONSRENT OF TENNESSEE, INC.
                                       NATIONSRENT OF TEXAS, INC.
                                       NATIONSRENT OF WEST VIRGINIA, INC.
                                       A-ACTION RENTAL, INC.
                                       A TO Z RENTS IT, INC.
                                       A TO Z RENTS IT, INC. #2
                                       THE BODE-FINN COMPANY
                                       CENTRAL ALABAMA RENTAL
                                          CENTER, INC.
                                       GABRIEL TRAILER
                                          MANUFACTURING COMPANY, INC.
                                       GOLD COAST AERIAL LIFT, INC.
                                       HIGH REACH COMPANY, INC.
                                       THE J. KELLY CO., INC.
                                       RAYMOND EQUIPMENT CO.
                                       SAM'S EQUIPMENT RENTAL, INC.
                                       TITAN RENTALS, INC.
                                       TENNESSEE TOOL AND SUPPLY, INC.
                                       SOUTHEAST RENTAL & LEASING, INC.


                                       By: /s/ Jonathan G. Usher
                                           ------------------------------------
                                            Name: Jonathan G. Usher
                                            Title: Vice President

                                   SCHEDULE 1


------------------------------------- ---------------------------- -----------------------------
                                       REVOLVING CREDIT FACILITY         TERM LOAN FACILITY
------------------------------------- ---------------------------- -----------------------------
                                                      COMMITMENT                    TERM LOAN
               LENDER                  COMMITMENT     PERCENTAGE     TERM LOAN      PERCENTAGE
===================================== ============ =============== ============== ==============
BANKBOSTON, N.A.
100 Federal Street,                   $35,000,000   12.7737226277%  $106,500,000  66.1490683230%
Boston, MA 02110
Attn: Timothy Laurion

Telephone:  617-434-9689
Telecopier: 617-434-2160
------------------------------------- ------------ --------------- -------------- --------------
LASALLE NATIONAL BANK
135 South LaSalle Street              $35,000,000   12.7737226277%     $0.00           0.00%
Chicago, IL 60603
Attn: David Knapp

Telephone:  312-904-6284
Telecopier: 312-904-8544
------------------------------------- ------------ --------------- -------------- --------------
NATIONSBANK, N.A.
1 East Broward Blvd., 4th Floor       $35,000,000   12.7737226277%     $0.00           0.00%
Ft. Lauderdale, FL 33301
Attn: Michael Cooney

Telephone:  954-765-1675
Telecopier: 954-765-1663
------------------------------------- ------------ --------------- -------------- --------------

------------------------------------- ------------ --------------- -------------- --------------
FLEET BANK, N.A.
1185 Avenue of the Americas           $25,000,000    9.1240875912%     $0.00           0.00%
New York, NY 10036
Attn: Christopher Mayrose

Telephone:  212-819-5727
Telecopier: 212-819-4113
------------------------------------- ------------ --------------- -------------- --------------
HUNTINGTON NATIONAL BANK
41 S. High Street, 8th floor          $20,000,000    7.2992700730%     $0.00           0.00%
Columbus, OH 43215
Attn: Mark Scurci

Telephone:  614-480-4196
Telecopier: 614-480-5791
------------------------------------- ------------ --------------- -------------- --------------
FIFTH THIRD BANK OF COLUMBUS
21 East State Street                  $15,000,000    5.4744525547%     $0.00           0.00%
Columbus, OH 43215
Attn: Stephen Brooks

Telephone:  614-341-2671
Telecopier: 614-341-2606
------------------------------------- ------------ --------------- -------------- --------------
COMERICA BANK
500 Woodward Avenue                   $15,000,000    5.4744525547%     $0.00           0.00%
Detroit, MI 48226
Attn:    Dan Roman

Telephone:        313-222-3803
Telecopier:       313-222-3330
------------------------------------- ------------ --------------- -------------- --------------

------------------------------------- ------------ --------------- -------------- --------------
FIRST UNION NATIONAL BANK
310 South College Street, DC-5         $15,000,000    5.4744525547      $0.00           0.00%
Charlotte, NC 28288-0737
Attn:    Ben Howatt

Telephone:        704-383-1357
Telecopier:       704-374-3300
------------------------------------- ------------ --------------- -------------- --------------
DEUTSCHE BANK A.G. / NEW YORK
AND/OR CAYMAN ISLAND BRANCH           $15,000,000    5.4744525547%     $0.00           0.00%
31 West 52nd Street
New York, NY 10019
Attn:    Jean Hannigan

Telephone:        212-469-8648
Telecopier:       212-469-3632
------------------------------------- ------------ --------------- -------------- --------------
USTRUST
40 Court Street                       $15,000,000    5.4744525547%     $0.00           0.00%
Boston, MA 02108
Attn: Errin Siagel

Telephone:        617-726-7217
Telecopier:       617-695-4185
------------------------------------- ------------ --------------- -------------- --------------

------------------------------------- ------------ --------------- -------------- --------------
BANKERS TRUST COMPANY
130 Liberty Street, 34th floor        $10,000,000    3.6496350365%     $0.00           0.00%
New York, NY 10006
Attn: Patsy Hogan

Telephone:        212-250-5175
Telecopier:       212-250-7218
------------------------------------- ------------ --------------- -------------- --------------
NATIONAL CITY BANK
1900 E. 9th Street                    $10,000,000    3.6496350365%   $4,000,000    2.4844720497%
Cleveland, OH 44114
Attn:    Andrew Walshaw

Telephone:        216-575-2193
Telecopier:       216-222-0003
------------------------------------- ------------ --------------- -------------- --------------
GENERAL ELECTRIC CAPITAL CORPORATION
777 Long Ridge Road                   $15,000,000    5.4744525547%   $5,000,000    3.1055900621%
Building B, Floor 1
Stamford, CT 06927
Attn:    Brian Miner

Telephone:        203-316-7709
Telecopier:       203-316-7689
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


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
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
CITICORP DEL-LEASE, INC.
450 Mamaroneck Ave.                      $0.00           0.00%     $25,000,000.00 15.5279503106%
Harrison, NY 10528
Attn:    Neil Marin

Telephone:        914-899-7176
Telecopier:       914-899-7237
------------------------------------- ------------ --------------- -------------- --------------
ERSTE BANK DER OESTERREICHISCHEN
SPARKASSEN AG                          $4,000,000    1.4598540146%   $8,000,000    4.9689440994%
280 Park Avenue
West Building
New York, NY 10017
Attn:    John Fay

Telephone:        212-984-5636
Telecopier:       212-984-5627
------------------------------------- ------------ --------------- -------------- --------------
FIRST SOURCE FINANCIAL LLP
28250 W. Golf Road, 5th Floor            $0.00           0.00%      $12,500,000    7.7639751553%
Rolling Meadows, IL 60008
Attn:    Gregory Cooper

Telephone:        847-734-2088
Telecopier:       847-734-7910
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


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
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
UNION PLANTERS BANK
1799 W. Oakland Park Blvd.            $10,000,000    3.6496350365%     $0.00           0.00%
3rd Floor
Fort Lauderdale, FL 33311
Attn:    Tom Thureson

Telephone:        954-677-2107
Telecopier:       954-714-3142
------------------------------------- ------------ --------------- -------------- --------------
TOTAL                                 $274,000,000   100.00000000%  $161,000,000   100.00000000%
------------------------------------- ------------ --------------- -------------- --------------
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